                                                                     Exhibit 4.3


                                FACE OF SECURITY


                     Unless this certificate is presented by an authorized representative of the depository trust company to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the depository trust company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the depository trust company), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein. This security is a global security within the meaning of the indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security is exchangeable for securities registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the indenture and, unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

                     This security (or its predecessor) was originally issued in a transaction exempt from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), and this security and the shares of common stock issuable upon conversion thereof may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of this security is hereby notified that the seller of this security may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144a thereunder.

                     The holder of this security agrees for the benefit of the company that (a) this security and the shares of common stock issuable upon conversion thereof may be offered, resold, pledged or otherwise transferred, only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144a under the Securities
Act) in a transaction meeting the requirements of Rule 144a, (ii) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and (b) the holder will, and each subsequent holder is required to, notify any purchaser of this security from it of the resale restrictions referred to in (a) above. In any case, the holder hereof will not, directly or indirectly, engage in any hedging transactions with regard to this security except as permitted under the Securities Act.

                     The holder of this security is entitled to the benefits of a Registration Rights Agreement (as such term is defined in the Indenture referred to on the reverse hereof) and, by its acceptance hereof, agrees to be bound by and to comply with the provisions of such Registration Rights Agreement.

                     This security may not be sold or transferred to, and each purchaser by its purchase of this security shall be deemed to have represented and covenanted that it is not acquiring this security for or on behalf of, and will not transfer this security to, any pension or welfare plan as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except that such purchase for or on behalf of a pension or welfare plan shall be permitted:

(i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while these securities are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "1940 Act"), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined as Section 3(33) of ERISA) which is not subject to the provisions of Title 1 of ERISA or Section 401 of the Internal Revenue Code of 1986, as amended (the "Code");

(v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

(vi) to the extent purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase this security, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of this security; or

(vii) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

                             BROOKS AUTOMATION, INC.


CUSIP:  11434AAA8                                                          No. 1

              4.75% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2008


                     Brooks Automation, Inc., a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred and Seventy Five Million Dollars ($175,000,000.00) on June 1, 2008 (or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.

Interest Payment Dates:  June 1 and December 1, beginning December 1, 2001

Record Dates: May 15 and November 15

                     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                             SIGNATURE PAGE FOLLOWS

                     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 BROOKS AUTOMATION, INC.


                                 By: /s/ Ellen B. Richstone
                                     ----------------------
                                     Title: Senior Vice President, Finance and
                                     Administration and Chief Financial Officer


Attest:

By: Lynda M. Avallone
    -----------------
    Title: Treasurer

Dated: May 23, 2001

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee

/s/ Steven J. Gomes
-------------------
Authorized Signatory

By: Steven J. Gomes
    Assistant Secretary

                           (Reverse Side of Security)


                             BROOKS AUTOMATION, INC.
              4.75% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2008


1. Interest

                     Brooks Automation, Inc. a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 4.75% per annum. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing December 1, 2001. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 23, 2001; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2. Method of Payment

                     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 15 or November 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Registrar and Conversion Agent

                     Initially, State Street Bank and Trust Company (the "TRUSTEE", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Primary Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. Indenture, Limitations

                     This Security is one of a duly authorized issue of Securities of the Company designated as its 4.75% Convertible Subordinated Notes Due June 1, 2008 (the "SECURITIES"), issued under an Indenture dated as of May 23, 2001 (together with any supplemental indentures thereto, the "INDENTURE"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are subordinated unsecured obligations of the Company limited to

$175,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5. Provisional and Optional Redemption

                     (a) The Company may redeem any portion of the Securities at any time prior to June 6, 2004 (a "PROVISIONAL REDEMPTION"), upon giving notice as set forth in Section 6, at a redemption price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest, if any (such amount, together with the "Make-Whole Payment" described below, the "PROVISIONAL REDEMPTION PRICE"), to but excluding the date of redemption (the "PROVISIONAL REDEMPTION DATE") if (1) the Closing Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption (the "NOTICE DATE"), and
(2) a shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date unless registration is no longer required.

                     Upon any such Provisional Redemption, the Company shall make an additional payment, at its option, in cash or Common Stock or a combination of cash and Common Stock (the "MAKE-WHOLE PAYMENT") with respect to the Securities called for redemption to Holders on the Notice Date in an amount equal to $142.50 per $1,000 principal amount of the Securities, less the amount of any interest actually paid (including, if the Provisional Redemption Date occurs after a record date but before an interest payment date, any interest paid or to be paid in connection with such interest payment date) on such Securities prior to the Provisional Redemption Date. Payments made in Common Stock will be valued at 97% of the average Closing Prices of Common Stock for the five (5) Trading Days ending on the day prior to the Provisional Redemption Date. The Company shall make the Make-Whole Payment on all Securities called for Provisional Redemption, including those Securities converted into Common Stock between the Notice Date and the Provisional Redemption Date.

                     (b) Except as set forth in clause (a) of this Section 5, the Company shall not have the option to redeem the Securities pursuant to this
Section 5 prior to June 6, 2004. Thereafter, the Company shall have the option to redeem any portion of the Securities (an "OPTIONAL REDEMPTION") upon giving notice as set forth in Section 6. The Optional Redemption Prices (expressed as percentages of the principal amount) are as follows for Securities redeemed during the periods set forth below:

Period                                                                           Redemption Price
------                                                                           ----------------
Beginning on June 6, 2004 and ending on May 31, 2005......................       102.38%
Beginning on June 1, 2005 and ending on May 31, 2006......................       101.58%
Beginning on June 1, 2006 and ending on May 31, 2007......................       100.79%
Beginning on June 1, 2007 and thereafter..................................       100.00%

in each case together with accrued interest up to but not including the date of redemption (the "OPTIONAL REDEMPTION DATE"); provided that if the Optional Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest payment will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

6. Notice of Redemption

                     Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the

Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7. Purchase of Securities at Option of Holder Upon a Change in Control

                     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. Conversion

                     A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on June 1, 2008; provided, however, that if the Security is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased). The initial Conversion Price is $70.23 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are either (i) called for redemption or (ii) subject to purchase following a Change in Control, in either case, on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9. Conversion Arrangement on Call for Redemption

                     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

10. Subordination

                     The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11. Denominations, Transfer, Exchange

                     The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12. Persons Deemed Owners

                     The Holder of a Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

                     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14. Amendment, Supplement and Waiver

                     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15. Successor Corporation

                     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16. Defaults and Remedies

                     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Securities when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Securities; (iv) failure by the Company to give notice to the Trustee and Holders of a Change in Control in accordance with the Indenture; and
(v) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

17. Trustee Dealings with the Company

                     State Street Bank and Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. No Recourse Against Others

                     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19. Authentication

                     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20. Abbreviations and Definitions

                     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. Indenture to Control; Governing Law

                     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:
Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824,
Attention: Treasurer.

                                 ASSIGNMENT FORM


                     To assign this Security, fill in the form below:

                     I or we assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                 Your Signature:


Date:
     ------------------------    -----------------------------------------------
                                 (Sign exactly as your name appears on the other
                                  side of this Security)

*Signature guaranteed by:

By:
   --------------------------

         * Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                CONVERSION NOTICE


                     To convert this Security into Common Stock of the Company, check the box: [ ]

                     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

                     If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                 Your Signature:


Date:
     ------------------------    -----------------------------------------------
                                 (Sign exactly as your name appears on the other
                                  side of this Security)

*Signature guaranteed by:

By:
   --------------------------

         * Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL


To: Brooks Automation, Inc.

                     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Brooks Automation, Inc. (the "COMPANY") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date:
     ----------------------         --------------------------------------------
                                    Signature(s)

                                    Signature(s) must be guaranteed by a
                                    qualified guarantor institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                    --------------------------------------------
                                    Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of
$1,000, if less than all):

------------------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       SCHEDULE OF EXCHANGES OF SECURITIES


                     The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:


Principal Amount of this
   Global Security
Following Such Decrease                                     Amount of Decrease in         Amount of Increase in
 Date of Exchange (or         Authorized Signatory of      Principal Amount of this      Principal Amount of this
     Increase)                 Securities Custodian           Global Security               Global Security
     ---------                 --------------------           ---------------               ---------------

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                  OF TRANSFER OF TRANSFER RESTRICTED SECURITIES


Re:   4.75% Convertible Subordinated Securities Due June 1, 2008
      (the "SECURITIES") of Brooks Automation, Inc.

                     This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

                     [ ] book-entry or [ ] definitive form by ________________ (the "TRANSFEROR").

                     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

                     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section
2.12 of the Indenture dated as of May 23, 2001 between Brooks Automation, Inc. and State Street Bank and Trust Company (the "INDENTURE"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

         [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Security is being acquired for the Transferor's own account, without transfer.

         [ ] Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

         [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

                     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

Date:
     ---------------------          --------------------------------------------
                                              (Insert Name of Transferor)